SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549
                         --------------------------

                                 FORM 8-A/A

             FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                 PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                      SECURITIES EXCHANGE ACT OF 1934


                           MW HOLDING CORPORATION
                 (To be renamed "MEADWESTVACO CORPORATION")
          -------------------------------------------------------
           (Exact name of registrant as specified in its charter)


          Delaware                                     31-1797999
------------------------------------------        ------------------------
(State of incorporation or organization)          (I.R.S. Employer
                                                  Identification No.)


Mead World Headquarters,
Courthouse Plaza Northeast                                    45463
-------------------------------------------           -----------------------
(Address of principal executive offices)                    (Zip Code)


If this form relates to the registration  If this form relates to the
of a class of securities pursuant to      registration of a class of securities
Section 12(b) of the Exchange Act         pursuant to Section 12(g) of the
and is effective pursuant to General      Exchange Act and is effective pursuant
Instruction A.(c), please check the       to General Instruction A.(d), please
following box. |X|                        check the following box.   |_|


Securities Act registration statement file number to which this form
relates:   333-71124
          -----------
         (If applicable)


Securities to be registered pursuant to Section 12(b) of the Act:


         Title of each class                Name of each exchange on which
        To be so registered                 each class is to be registered
------------------------------------       ---------------------------------
   Common Stock, $0.01 Par Value               New York Stock Exchange


Securities to be registered pursuant to Section 12(g) of the Act: None



Item 1. Description of Registrant's Securities to be Registered

         A description of the shares of Common Stock, par value $0.01 per share, of MW Holding Corporation (to be renamed "MeadWestvaco Corporation"), a Delaware corporation (the "Company"), is set forth under the heading "Description of MeadWestvaco Capital Stock" in the joint proxy statement and prospectus contained in the registration statement (File No. 333-71124) on Form S-4, originally filed by the Company with the Securities and Exchange Commission on October 5, 2001 (such registration statement as subsequently amended, the "Registration Statement"), and such description contained in the Registration Statement is incorporated herein by reference.

Item 2. Exhibit

None


                                 SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


                                    MW HOLDING CORPORATION
                                    (to be renamed "MeadWestvaco Corporation")


                                    By: /s/ Sue K. McDonnell
                                        ------------------------------------
                                        Sue K. McDonnell
                                        Secretary


Dated: January 25, 2002